Exhibit 31.2



I, Maury Austin, certify that:

1. I have reviewed this amendment to annual report on Form 10-K/A of Southwall Technologies Inc.; and

2. Based on my knowledge, this amendment to annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report.


Date:  August 10th, 2004                              /s/  MAURY  AUSTIN
                                                      --------------------------
                                                      Maury  Austin
                                                      Chief  Financial  Officer


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